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                                                                  EXHIBIT 23.6


                       [WILLIAMS-KEEPERS LLP LETTERHEAD]



The Board of Directors
Quarterdeck Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-10269) of Form S-3 of Quarterdeck Corporation of our report dated February 25, 1994, with respect to the balance sheet of Datastorm Technologies, Inc., as of December 31, 1993, and the related statements of income, retained earnings and cash flows for the year then ended, which appears in the Form 8-K of Quarterdeck Corporation dated May 24, 1996.


Williams-Keepers LLP

/s/ WILLIAMS-KEEPERS LLP

Columbia, Missouri
September 30, 1996